                                                                   EX-99.g.1(a)

           AMENDMENT RELATING TO FEE OBLIGATION AND CONTINUATION OF
                          MULTIPLE SERVICES AGREEMENT

     This AMENDMENT, dated May 9, 2000, is between the Brinson Relationship Funds, a Delaware business trust (the "Customer"), on behalf of its separate Series, and The Chase Manhattan Bank (the "Bank"). It amends the Multiple Services Agreement effective May 9, 1997, as amended from time to time, (the "Agreement") between the Customer and Morgan Stanley Trust Company, a predecessor company to the Bank.

     WHEREAS, the terms of the Agreement provide that the Agreement shall expire on May 9, 2000;

     WHEREAS, the Customer and Bank desire to continue the Agreement subject to the modifications set forth in this Amendment; and

     WHEREAS, the Bank desires to increase the fee on the non-U.S. assets of the Customer paid by the Customer to the Bank and the Customer agrees;

     NOW, THEREFORE, effective May 9, 2000, the Agreement is amended as follows:

3. Sub-section 9(g) of Section III. of the Agreement is modified by deleting the Bank's address and inserting, in lieu thereof, the following: The Chase Manhattan Bank, 4 New York Plaza, New York, N.Y. 10004, Attention: Global Investor Services.

4. Paragraphs (i) and (ii) of Sub-section 9(h) of Section III. of the Agreement are hereby deleted in their entirety and replaced with the following:

     (iii) This Agreement shall continue in effect until March 31, 2001 and shall thereafter renew automatically each year for an additional one year term unless either party gives the other written notice of its intent not to renew at least 90 days prior to the end of the then-current term.

     (iv) Notwithstanding Paragraph (i) of Sub-section 9(h) of Section III., the Customer or the Bank may terminate the Agreement in its entirety or as to Section I. or Section II. only by giving ninety
               (90) days written notice to the other, provided that such notice by Customer to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts; and further provided that, if Bank is the terminating party, Customer may extend the termination period by up to an additional sixty
               (60) days by sending prompt written notice ("Extension Notice") to Bank of its intent to do so (including the number of additional days). If notice of termination is given by the Bank, the Customer shall, within ninety (90) days (or such other amount of days as is contemplated by the Extension

          Notice) following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Sub-section 7 of Section III. of this Agreement.

          If within ninety (90) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in any State within the United States to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank; provided, however, that the Bank shall have no obligation to
                --------  -------
          settle any transactions in securities for the Accounts following the expiration of the ninety (90) day period referred to in this sentence except those transactions which remained open prior to the expiration of such ninety (90) day period.

6. "Schedule F -- Fee Schedule for the Brinson Relationship Funds, Effective June 1, 1998" is hereby replaced in its entirety with "Schedule F -- Fee Schedule for the Brinson Relationship Funds, Effective May 9, 2000" attached hereto.

7. Unless expressly defined herein, the terms used in this Amendment shall have the meaning assigned to them in the Agreement.

8. Except as expressly modified hereby, the Agreement is confirmed in all respects.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment.

                                             THE CHASE MANHATTAN BANK



                                             By: /s/ Jeanne Hoffman
                                                 -------------------------

                                             Title: Principal
                                                    ----------------------

                                             BRINSON RELATIONSHIP FUNDS




                                             By: /s/ Carolyn M. Burke
                                                 -------------------------

                                             Title: Secretary & Treasurer
                                                    ----------------------

                                  SCHEDULE F
                                  ----------

                FEE SCHEDULE FOR THE BRINSON RELATIONSHIP FUNDS
                -----------------------------------------------

                             Effective May 9, 2000

                Accounting, Administration, Transfer Agency and
                     Custody Services Annual Fee Schedule


     3. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer, 6.00 basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging market equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

          There will be an annual fee of $25 for each shareholder account within The Brinson Relationship Funds.

          An additional fee of 7.50 basis points will be charged for administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund exceed its expense cap. Please see below for the expense caps of each fund within the Brinson Relationship Funds:


               Fund                                                                  Expense Cap
               ----                                                                  -----------
               Brinson Global Securities Fund                                        5 basis points
               Brinson Global Bond Fund                                              5 basis points
               Brinson U.S. Equity Fund                                              1 basis point
               Brinson U.S. Large Capitalization Equity Fund                         1 basis point
               Brinson Intermediate Capitalization Equity Fund                       1 basis point
               Brinson U.S. Value Equity Fund                                        1 basis point
               Brinson U.S. Small Capitalization Equity Fund                         0 basis points
               Brinson Global (Ex-U.S.) Equity Fund                                  6 basis points
               Brinson Emerging Markets Equity Fund                                  50 basis points
               Brinson Bond Plus Fund                                                5 basis point
               Brinson U.S. Bond Fund                                                1 basis point
               Brinson U.S. Short/Intermediate Fixed Income Fund                     1 basis point
               Brinson Limited Duration Fund                                         1 basis point
               Brinson Short-Term Fund                                               5 basis points
               Brinson U.S. Treasury Inflation Protected Securities Fund             1 basis point
               Brinson U.S. Cash Management Prime Fund                               1 basis point
               Brinson High Yield Fund                                               0 basis points
               Brinson Defensive High Yield Fund                                     1 basis point
               Brinson Emerging Markets Debt Fund                                    50 basis points

          NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by Brinson Partners, Inc. Fees are to be charged ONLY where actual non-Brinson Partners, Inc.- sponsored investment company or series securities are held. Assets of a series which are invested in another Brinson Partners, Inc.- sponsored investment company or series shall not be counted in determining whether or not the charging of the 7.50 basis points charge for administrative duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the 7.50 basis points.

          For purposes of this Schedule F, the "average weekly U.S. assets of the customer" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly non-U.S. assets of the customer" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets equity assets of the customer" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A (free) Index or Salomon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the Brinson Emerging Markets Equity Fund as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets debt assets of the customer" means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the Brinson Emerging Markets Debt Fund (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

          Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following:

          The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

          (13) taxes;

     (14) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

     (15) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

     (16) EDGAR filing fees;

     (17) independent public accountants;

     (18) insurance premiums including fidelity bond premiums;

     (19) outside legal expenses;

     (20) costs of maintenance of corporate existence;

     (21) expenses of typesetting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

     (22) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

     (23) trade association dues and expenses; and

     (24) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

     Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

4. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.